Exhibit 99.1

National & Retail Trades and First Call, Release: May 12, 2005 at 4:00 PM (EST)

KOHL'S CORPORATION REPORTS EARNINGS

FOR FIRST QUARTER

•

First Quarter Net Income Increase of 21.0% and EPS of $0.36 per Diluted Share

•

Company Began Expensing of Stock Options in First Quarter of Fiscal 2005

MENOMONEE FALLS, WI … May 12/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the three months ended April 30, 2005.

First Quarter Results

Kohl’s Corporation reported a 21.0 percent increase in net income for the quarter ended April 30, 2005. Net income was $124.7 million, or $0.36 per diluted share, compared with $103.1 million or $0.30 per diluted share a year ago. Both periods reflect the Company’s decision to early adopt expensing of stock options and the correction of the method used to account for leases.

Net sales for the quarter increased to $2.7 billion from $2.4 billion a year ago, an increase of 15.2 percent. Comparable store sales increased 3.7 percent for the same period.

Larry Montgomery, Kohl’s Chairman and Chief Executive Officer, said, “I am pleased with our performance in the first quarter on both the top and bottom line.  We achieved both our targeted comparable store sales growth and net income growth for the quarter.  Looking forward, we are targeting comparable store sales growth to be in the mid-single digit range for the remainder of the year.  We continue to target earnings growth of approximately 20% over our restated 2004 results and expect our earnings per diluted share for fiscal 2005 to be in the $2.40 - $2.50 range.”

Montgomery added, “I appreciate the role that our associates played in helping the Company achieve a successful quarter.  It is because of their hard work and dedication to serving our customers that you can ‘expect great things’ from Kohl’s.”

Accounting for Stock-Based Compensation

Separately, Kohl’s Corporation decided to early adopt, in the first quarter of 2005, Statement of Financial Accounting Standards (SFAS) No. 123R, which modifies SFAS No. 123, "Accounting for Stock-Based Compensation.” This revised accounting standard requires that all stock-based compensation, including grants of employee stock options, be accounted for using a fair-value-based method.  The Company has elected to use the modified retrospective method which requires restatement of prior years’ results.  The prior period financial statements will be restated under the provisions of SFAS 123R to recognize compensation cost in the amounts previously reported in the pro forma footnote disclosures. The restatements for each of the fiscal 2004 quarters will be included in Kohl’s 2005 quarterly filings on Forms 10-Q.  The restated income statements are also attached to today’s quarterly earnings release.

Expansion Update

During the first quarter, the Company successfully opened 32 new stores, including its entry into the Buffalo, NY market with three stores; adding seven stores in the Southeast region; six stores in the Midwest region and four stores each in the Mid-Atlantic, Northeast, South Central and Southwest regions.

The Company now operates 669 stores in 40 states, compared with 589 stores in 38 states at the same time last year.

The Company will open one store in the Chicago, IL market in May and expects to open approximately 62 additional stores in the third fiscal quarter.  In August, the Company will open four new stores.  The remaining stores, including new entries into Orlando and Jacksonville, Florida will open in October.

First Quarter Conference Call

Investors will have the opportunity to listen to the conference call today at 5:00 PM (EDT) by dialing (847) 619-6368 ten minutes prior to the start of the call, over the Internet through the Company’s web site located at http://www.kohls.com (see “Company News”), or through Broadcast Network’s vcall web site located at http://www.vcall.com. To listen to the call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the call will be available for 36 hours at (630) 652-3018, Pass Code: 11410364#.

Sanford C. Bernstein & Co., LLC Conference

Larry Montgomery, Kohl's Chairman and Chief Executive Officer, presents at the Sanford C. Bernstein & Co., LLC — Twenty-First Annual Strategic Decisions Conference 2005 at The Waldorf Astoria, New York City, on June 1 at 8am (EDT). The presentation will be Webcast live over the Internet via the Company’s Web site located at www.kohls.com (see “Investor Relations”, “Calendar of Events” and scroll to June). For those who cannot listen to the live broadcast, a seven-day replay will be available shortly after the broadcast.  To access the replay, simply visit the link above.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact: Wes McDonald, Chief Financial Officer, (262) 703-1893

Media Contact:  Vicki Shamion, Director – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

	13 Weeks Ended
		% to	May 1	% to
	April 30,	Net	2004	Net
	2005	Sales	(Restated)	Sales

Net sales	$ 2,742.8		$ 2,380.2
Cost of merchandise sold	1,759.6	64.2%	1,532.8	64.4%

Gross margin	983.2	35.8%	847.4	35.6%

Operating expenses:
Selling, general and administrative	672.9	24.5%	580.6	24.4%
Depreciation and amortization	80.0	2.9%	66.7	2.8%
Preopening expenses	12.6	0.5%	19.4	0.8%

Operating income	217.7	7.9%	180.7	7.6%

Interest expense, net	17.2	0.6%	15.0	0.6%

Income before income taxes	200.5	7.3%	165.7	7.0%
Provision for income taxes	75.8	2.8%	62.6	2.7%

Net income	$ 124.7	4.5%	$ 103.1	4.3%

Basic net income per share	$ 0.36		$ 0.30
Avg. number of shares	343.5		340.4

Diluted net income per share	$ 0.36		$ 0.30
Avg. number of shares	345.9		343.9

Kohl's Corporation

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

Subject to Reclassification

	April 30, 2005	May 1, 2004 (Restated)

Assets
Current assets:
Cash and cash equivalents	$ 119,729	$ 99,810
Accounts receivable trade, net	1,309,303	1,113,928
Merchandise inventories	2,112,753	1,862,195
Deferred income taxes	3,322	30,612
Other current assets	106,060	100,379
Total current assets	3,651,167	3,206,924

Property and equipment, net	4,105,623	3,440,274
Favorable lease rights, net	221,775	233,326
Goodwill	9,338	9,338
Other assets	112,675	105,293
Total assets	$ 8,100,578	$ 6,995,155

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 686,743	$ 746,449
Accrued liabilities	477,720	352,872
Income taxes payable	55,961	40,351
Short-term debt	190,000	110,000
Current portion of long-term debt and capital leases	5,038	2,760
Total current liabilities	1,415,462	1,252,432

Long-term debt and capital leases	1,118,033	1,088,663
Deferred income taxes	226,428	168,341
Other long-term liabilities	161,490	139,853
Shareholders’ equity	5,179,165	4,345,866
Total liabilities and shareholders’ equity	$ 8,100,578	$ 6,995,155

Kohl's Corporation

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

Subject to Reclassification

	13 Weeks Ended
	April 30, 2005	May 1, 2004 (Restated)

Operating activities
Net income	$ 124,734	$ 103,084
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	80,189	66,833
Amortization of debt discount	53	53
Deferred income taxes	47,775	40,672
Share-based compensation Excess tax benefits from share-based compensation	9,608 (3,564)	12,378 (4,968)
Changes in operating assets and liabilities:
Accounts receivable trade, net	80,329	36,229
Merchandise inventories	(165,776)	(255,205)
Other current assets	(58,766)	(29,485)
Accounts payable	(17,912)	213,850
Accrued and other long-term liabilities	(88,068)	(82,995)
Income taxes payable	(117,657)	(87,977)

Net cash (used in) provided by operating activities	(109,055)	12,469

Investing activities

Acquisition of property and equipment
and favorable lease rights	(169,910)	(167,873)
Net sales of short-term investments	88,767	34,285
Other	(6,655)	(7,650)
Net cash used in investing activities	(87,798)	(141,238)

Financing activities

Proceeds from short-term debt	175,000	50,000
Net borrowing under credit facilities	15,000	60,000
Repayments of convertible and other long-term debt, net	(1,020)	(10,819)
Excess tax benefits from share- based compensation	3,564	4,968
Proceeds from issuances of common shares	7,321	11,682
Net cash provided by financing activities	199,865	115,831

Net increase (decrease) in cash and cash equivalents	3,012	(12,938)
Cash and cash equivalents at beginning of period	116,717	112,748

Cash and cash equivalents at end of period	$ 119,729	$ 99,810